                                                              Exhibit 10(14)(1)


                               LICENSE AGREEMENT

                                  (DOMESTIC)

                                    BETWEEN

                          B.U.M. INTERNATIONAL, INC.

                                      AND

                    HAPPY KIDS LTD., a New York Corporation

                                LICENSE AGREEMENT
                                   (Domestic)
                                -----------------


     THIS LICENSE AGREEMENT ("Agreement") is made and entered into as of the 1st day of June, 1995 by and between B.U.M. INTERNATIONAL, INC., a Nevada Corporation ("Licensor") and HAPPY KIDS LTD., a New York Corporation ("Licensee").


                                   BASIC TERMS
                                   -----------

     A. Trademarks. As used in this Agreement, the "Trademarks" mean the federally registered trademarks "b.u.m. equipment(R)" Registration Nos. 1,430,327, 1,697,485 and 1,765,172, "LI'L B.U.M.(R)", Registration No.'s
1,766,772 and 1,805,300, "Little B.U.M.(R)" Registration No. 1,823,768, "Baby
B.U.M.(R)" Registration Nos. 1,712,713 and 1,803,738 and "Mini B.U.M.(TM)". The term "Trademarks" shall include any other trademarks which use the word "B.U.M." which Licensor may hereafter develop relative to the Licensed Products.

     B. Licensed Products. As used in this Agreement, the "Licensed Products" means all items of apparel (excluding underwear and sleepwear) for newborns, infants, toddlers, boys sizes 4-7 and girls sizes 4-6x, including, but not limited to, sportswear, dresses, outerwear, swimwear and denim.

     C. Territory. As used in this Agreement, the "Territory" means the United States, its territories and possessions.

     D. Term. The term of this Agreement commences on June 1, 1995 (the "Commencement Date") and ends on December 31, 1998, subject to earlier termination or extension as provided herein (the "Term"). As used in this Agreement, a "Year" means a calendar year, except that the first Year of the Term shall commence on the Commencement Date and shall end on December 31, 1996.

     E. Options to Extend. Licensee is hereby granted two (2) options to extend the Term of this Agreement for periods of three (3) Years each.

     F. Guaranteed Minimum Royalties. Licensee agrees to pay to Licensor Guaranteed Minimum Royalties ("GMR") in the following amounts for each Year of the Term:

               Year                              GMR
               ----                              ---
                 1                               ***
                 2                               ***
                 3                               ***
            4 (Option)                           ***
            5 (Option)                           ***
            6 (Option)                           ***
            7 (Option)                           ***
            8 (Option)                           ***
            9 (Option)                           ***

*** Confidential portion omitted and filed separately with the Securities and Exchange Commission.

     G. Royalties. Licensee agrees to pay Royalties at the rate of *** of Licensee's Net Sales (as defined in this Agreement) to the extent that such amount exceeds the GMR.

     H. Minimum Net Sales Requirements. During each Year of the Term of this Agreement, Licensee must generate Net Sales equal to or in excess of the following:

               Year                        Minimum Net Sales
               ----                        -----------------
                 1                                ***
                 2                                ***
                 3                                ***
            4 (Option)                            ***
            5 (Option)                            ***
            6 (Option)                            ***
            7 (Option)                            ***
            8 (Option)                            ***
            9 (Option)                            ***

     I. Advance. A non-refundable Advance in the amount of One Hundred Seventy-Five Thousand Dollars ($175,000) shall be payable upon execution of this Agreement.

     J. Distribution Channels. Licensee agrees to sell Licensed Products only in the following channels of distribution: specialty and department stores (e.g., JC Penney, Sears, Kohls and any other stores to which Licensor sells its Trademarked products). Without limiting the foregoing, Licensee agrees that it will not sell or distribute Licensed Products (1) to any person or entity who does not sell at retail in the territory, (2) to swap meets, flea markets, parking lot sales, warehouse sales or similar sales or similar sellers which maintain minimum quality standards, (3) to any person or entity who Licensee knows or reasonably suspects will re-sell the Licensed Products outside of the Territory or through unapproved channels of distribution.

     K. Initial Marketing Date. Licensee agrees to have shipped commercially reasonable quantities of Licensed Products no later than February 1, 1996.

     L. Standard Terms and Conditions. The Standard Terms and Conditions attached to this Agreement are a part of this Agreement and are binding upon the parties hereto.

     The Basic Terms are set forth above for ease of reference, and are qualified by reference to the Standard Terms and Conditions. The Agreement consists of the Basic Terms, the Standard Terms and Conditions, and any exhibits or addenda attached hereto.

     BY ITS INITIALS HEREON, LICENSEE EXPRESSLY ACKNOWLEDGES THE PROVISIONS OF PARAGRAPH 14(g) OF THE STANDARD TERMS AND CONDITIONS AND AGREES THAT EXCEPT AS SET FORTH IN THE AGREEMENT, NEITHER LICENSOR NOR ANY OF ITS EMPLOYEES, AGENTS OR REPRESENTATIVES HAVE MADE ANY PROMISES OR REPRESENTATIONS TO LICENSEE CONCERNING THE SUBJECT MATTER OF THIS AGREEMENT AND THAT ANY

*** Confidential portion omitted and filed separately with the Securities and Exchange Commission.

PROMISES OR REPRESENTATIONS NOT EXPRESSLY SET FORTH IN THE AGREEMENT ARE OF NO FORCE OR EFFECT.


                                                                       /s/ JMB
                                                                     -----------
                                                                      LICENSEE'S
                                                                       INITIALS


     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

"LICENSOR"                              "LICENSEE"

B.U.M. INTERNATIONAL, INC.,             HAPPY KIDS LTD., a New York
a Nevada Corporation                    Corporation

By   /s/  Morton [ILLEGIBLE]            By   /s/  Jack M. Benun
------------------------------          ----------------------------------
Its __________________________               Jack M. Benun, President

Address:                                Address:

20101 South Santa Fe Avenue             100 West 33rd Street, Suite 1100
Rancho Dominguez, California 90221      New York, New York 10001
Attn: Licensing Department
                                        Fax No.: (212) 736-5839
Fax No.: (310) 764-2743


With Copy to:                           With Copy to:

BRUCE R. GREENE, ESQ.                   Neil S. Goldstein, Esq.
Richman, Lawrence, Mann, Greene,        Schekter Rishty Goldstein &
  Arbiter & Chizever                      Blumenthal, P.C.
9601 Wilshire Boulevard,                1500 Broadway, 21st Floor
  Penthouse Suite                       New York, New York 10036
Beverly Hills, California 90210
                                        Fax No: (212) 944-7372
Fax No.: (310) 274-2831

                          STANDARD TERMS AND CONDITIONS


     1. GRANT OF LICENSE
        ----------------

     (a) Licensor hereby grants to Licensee, upon the terms and conditions set forth in this Agreement, and Licensee hereby accepts the grant of an exclusive right (except as otherwise provided herein) to use the Trademarks in connection with the manufacturing, wholesale sale and distribution (which includes promotion and advertising) of Licensed Products throughout the Territory during the Term. Notwithstanding the foregoing, Licensee is not granted the right to use the Trademarks in connection with the manufacture, sale or distribution of Licensed Products which are cross-licensed (i.e., which incorporate trademarks other than the Trademarks whether or not such other trademarks are owned by Licensor), which right is reserved to Licensor.

     (b) Notwithstanding the provisions of subparagraph (a), the rights granted under this License shall be non-exclusive with respect to any retail stores owned or controlled by Licensor, or any affiliate or subsidiary of Licensor ("Licensor Retail Stores"). It is expressly understood and agreed that Licensor may, at its option and at any time during the Term, manufacture, or cause third parties to manufacture, sell and distribute (at wholesale) Licensed Products to Licensor Retail Stores.

     (c) Licensor hereby reserves all rights not expressly granted to Licensee hereunder.

     2. ROYALTIES AND REPORTING
        -----------------------

     (a) Guaranteed Minimum Royalties. Licensee agrees to pay to Licensor the
         ----------------------------
GMR set forth in the Basic Terms, in equal monthly installments, in advance on the first day of each month during the Term, without demand, and without offset or deduction of any nature. (It is understood that the full monthly installments of GMR will continue to be payable by Licensee, notwithstanding that Licensee has paid additional Royalties pursuant to Paragraph 2(c), until such time as the sum of the installments of GMR and the Royalties paid pursuant to Paragraph 2(c) for any Year equals the annual GMR, whereupon the payment of monthly installments of GMR shall cease for the remainder of that Year. For example, assume that the annual GMR is $120,000, payable in monthly installments of $10,000 in advance on the first day of each month. Assume further that Licensee pays the $10,000 installment of the GMR on January 1. If Licensee's sales for the month of January result in Royalties earned in the amount of $15,000, Licensee shall be required to pay the additional $5,000 on February 15 and will still be required to pay the full $10,000 installments of the GMR on February 1 and March 1.) Under no circumstances will any portion of the GMR be refundable to Licensee.

     (b) Advance. The Advance set forth in the Basic Terms shall be applied
         -------
against the installment of GMR due for the last month of the Term (exclusive of options).

     (c) Royalties. During the Term, Licensee shall pay to Licensor Royalties at
         ---------
the rate specified in the Basic Terms. As used in this Agreement, "Net Sales" means the total number of units of Licensed Products sold by Licensee multiplied by the gross invoice price actually charged to the purchaser, exclusive of sales taxes, freight and insurance (the "Gross Sales"), reduced by quantity discounts (but not cash discounts) to the extent actually reflected on the invoices and further reduced by returns and allowances which are supported by bona fide credit memoranda, provided, however, that the total of discounts, returns and allowances shall not exceed fifteen percent (15%) of the Gross Sales during each Year. There shall be no other deductions of any nature from Net Sales and, without limiting the generality of the foregoing, there shall be no deductions for uncollectible accounts, bad debts or for any costs incurred in the manufacturing, sale, distribution, advertising or promotion of the Licensed Products. Any sales or other distribution of Licensed Products made to parents, subsidiaries or any other entity affiliated with Licensee, or which are given away for promotional or similar purposes, will be deemed to have been sold at the established wholesale line price for the purpose of computing Royalties. All Royalties (including the GMR) shall be paid in U.S. currency. Royalties shall be paid concurrently with the Statement of Royalties described herein.

     (d) Statement of Royalties. No later than the fifteenth (15th) day of each
         ----------------------
month during the Term (commencing on the 15th day of the second month of the first Year and ending on the 15th day of the month following the last month of the Term), including any sell-off period subsequent to the termination of this Agreement, Licensee shall deliver to Licensor a written report, in a form designated by Licensor, showing, among other things, Gross Sales, Net Sales and the computation of Royalties for the immediately preceding month (the "Statement of Royalties"). The Statement of Royalties shall be certified as being true and correct by an officer (or other duly authorized representative) of Licensee. The Statement of Royalties must be furnished whether or not there are any Net Sales for the month covered thereby, and whether or not any Royalties are due to Licensor for such month. The receipt or acceptance by Licensor of any Statement of Royalties shall not be deemed an acknowledgment by Licensor that such Statement of Royalties is accurate, and Licensor shall be entitled at any time to question the accuracy of any Statement of Royalties.

     (e) Statement of Shipments by Account. Concurrently with the delivery of
         ---------------------------------
the Statement of Royalties, Licensee shall deliver to Licensor a written report, in a form acceptable to Licensor, showing all shipments of Licensed Products for the immediately preceding month by account.

     (f) Interest. Any Royalties or other monetary sums which are not paid to
         --------
Licensor when due shall bear interest at the highest rate allowable by law.

     3. MINIMUM NET SALES REQUIREMENTS. If Licensee fails to meet the Minimum
        ------------------------------
Net Sales Requirements set forth in the Basic Terms during any Year of the Term (whether or not Licensee has paid the annual GMR) Licensor shall have the right, upon notice to Licensee, to immediately terminate this Agreement, provided that such notice is given not later than sixty (60) days after the end of the Year in which the Minimum Net Sales Requirements have not been met.

     4. BOOKS AND RECORDS.
        -----------------

     (a) Licensee agrees to maintain complete and accurate books of account and records covering all transactions related to this Agreement at Licensee's principal place of business, during the Term and for at least three (3) years after the expiration or termination of this Agreement. Licensor and its representatives shall have the right, upon reasonable advance notice to Licensee and during regular business hours to inspect and audit (which includes the right to copy at no expense to Licensor) such books of account and records. If any audit discloses that the Royalties due to Licensor exceeded the Royalties actually paid by Licensee by an amount greater than two percent (2%) for the period being audited, Licensee shall pay immediately upon demand (in addition to all unpaid Royalties plus interest) the cost of the audit.

     (b) Licensee agrees to furnish to Licensor, within ninety (90) days after the end of each Year during the Term, financial statements (current balance sheet and profit and loss statement for the prior Year), certified by an appropriate officer (or partner) of Licensee to be true, correct and complete and prepared in accordance with generally accepted accounting principles, consistently applied.

     5. LICENSEE HANDBOOK. Licensee agrees to comply within all procedures
        -----------------
(including forms for approvals and reporting requirements set forth herein) set forth in the Licensee Handbook, as same may be modified and/or supplemented from time to time and the provisions thereof are incorporated by reference into this Agreement. Licensee acknowledges receipt of a copy of the Licensee Handbook.

     6. EXPLOITATION OF LICENSE.
        -----------------------

     (a) Licensee agrees to use best efforts and diligence to continuously sell, distribute, advertise and promote the Licensed Products throughout the entire Territory. If at any time during the Term Licensee fails to ship Licensed Products in commercially reasonable amounts for a consecutive period of more than ninety (90) days, the Licensee shall be deemed to be material default under this Agreement.

     (b) Licensee shall at all times maintain (or contract for) facilities and personnel adequate to fulfill its obligations under this Agreement.

     (c) During each Year, Licensee shall ship not less than eighty-five percent (85%) of Licensed Products for which Licensee has accepted and confirmed purchased orders.

     (d) Licensee shall have the exclusive right to establish prices and terms for the sale of Licensed Products. Licensee shall provide Licensor, in advance of each selling season, with line sheets and price lists, and Licensee shall promptly notify Licensor of any change in pricing.

     (e) Licensee shall provide Licensor, upon request, with the names and addresses of all facilities at which the Licensed Products are manufactured and stored, and Licensee shall make all necessary arrangements to allow Licensor or its representatives to have reasonable access to all such facilities upon reasonable advance notice during regular business hours for the purposes of conducting inspections to insure that Licensee is in compliance with this Agreement.

     (f) Licensee shall not manufacture, sell or distribute any other products which are competitive with the Licensed Products. Upon receipt of notice from Licensor that Licensor has determined that any products being manufactured, sold or distributed by Licensee are, in Licensor's reasonable opinion, competitive with the Licensed Products, Licensee shall immediately discontinue the manufacture, sale or distribution thereof. Without limiting the generality of the foregoing, Licensee agrees that it will not copy any Licensed Products or offer for sale any products which are similar in design to the Licensed Products.

     (g) Licensee shall include in all of its written orders for the sale of Licensed Products such language as Licensor may reasonably specify for the purpose of preventing diversion of the Licensed Products from the approved channels of distribution.

     (h) Licensee shall include in all of its written orders for the purchase of materials and/or finished goods from third parties such language as Licensor may reasonably specify for the purpose of prohibiting the sale or other disposition of any products bearing the Trademarks by such suppliers other than to Licensee.

     (i) Licensee shall cut all labels and hangtags on defective merchandise (seconds or irregulars) prior to shipment and shall disclose on any invoices with respect thereto that such merchandise consists of seconds or irregulars.

     (j) Licensee agrees, upon request of Licensor, to sell Licensed Products to Licensor Retail Stores, on standard trade terms, at the lower of (i) Licensee's wholesale line price less thirty-three and one-third percent (33-1/3%), or (ii) the lowest price which Licensee has offered such Licensed Products for sale to independent retailers. In addition, Licensee agrees to manufacture specific Licensed Products which may be requested from time to time by Licensor for sale to Licensor Retail Stores, whether or not Licensee is then manufacturing such specific Licensed Products. Licensor shall be under no obligation to purchase Licensed Products from Licensee for Licensor Retail Stores.

     (k) Licensee agrees to participate (by among other things, providing an adequate number of samples for display) in all major trade shows, utilizing booths selected by Licensor. Licensee shall reimburse Licensor for a portion of Licensor's costs incurred in connection with such trade shows, in an amount which will be equitably established by Licensor.

     (l) Licensee shall attend meetings called by Licensor from time to time to discuss any matters relating to this Agreement. All such meetings will be held at Licensor's offices and may be called by Licensor upon not less than thirty
(30) days' prior written notice to Licensee, but not more frequently than one
(1) time in each calendar quarter.

     (m) Licensee shall cooperate with Licensor and other Licensees of Licensor (domestic and international in connection with the exchange of ideas, design and other information relative to the manufacture, sale and distribution of Licensed Products (including, but not limited to, furnishing a reasonable quantity of samples to be distributed among such other Licensees), but nothing shall require Licensee to divulge any of its trade secrets or other confidential information.

     (n) Licensee shall actively advertise and promote the Licensed Products in the Territory during the entire Term. All advertising and promotion is subject to the approval of Licensor as provided herein.

     (o) Licensee shall submit to Licensor written sales projections. Such sales projections shall be submitted to Licensor within thirty (30) days of the Commencement Date, and quarter-annually thereafter during the Term.

     7. LICENSOR'S STANDARDS AND APPROVALS; SAMPLES.
        -------------------------------------------

     (a) Licensee agrees that the Licensed Products shall be of a high quality, consistent with the quality of other products which include the Trademarks which are manufactured, sold and distributed by Licensor and its other Licensees. Accordingly, Licensee agrees to conform at all times to such standards as Licensor may direct, from time to time, including, but not limited to, standards relating to the design, manufacturing, packaging, advertising and promotion of the Licensed Products. Licensee agrees to conform to all standards set forth in the Quality Control Handbook, as same may be modified and/or supplemented from time to time and the provisions thereof are incorporated by reference into this Agreement. Licensee acknowledges receipt of a copy of the Quality Control Handbook.

     (b) In furtherance of maintaining Licensor's standards, it is agreed that the following matters shall be subject to Licensor's prior written approval (which may be given or withheld in Licensor's sole and absolute discretion):

         (i)   Advertising, promotional and display material;

         (ii)  Labels, hangtags and packaging;

         (iii) Designwork (including, but not limited to, fabric, graphics, colors and concepts);

         (iv) Licensed Products (including. but not limited to , approval of all samples).

     Licensee shall strictly follow all procedures established by Licensor in the Licensee Handbook with respect to obtaining Licensor's approvals of the foregoing, including use of all forms as many be specified therein.

     (c) Approval samples shall be provided to Licensor, at Licensee's expense, at the times specified in the Calendar (described in the Licensee Handbook). Additionally, Licensee shall provide Licensor, upon request, with a reasonable number of samples, at no charge, for advertising and promotional purposes.

     8. TRADEMARK AND COPYRIGHT PROTECTION.
        ----------------------------------

     (a) Licensee recognizes the great value of the goodwill associated with the Trademarks and acknowledges that such goodwill belongs exclusively to Licensor, and that Licensee shall acquire no proprietary rights in the Trademarks or their goodwill by virtue of this Agreement. Licensee further recognizes that the Trademarks have acquired secondary meaning in the mind of the public. Accordingly, Licensee agrees that the breach of its obligations under this Agreement (other than breaches relating to payment of monetary sums) will cause Licensor irreparable damages which may not be compensable by monetary damages, and that in the event of such breach, in addition to any other rights or remedies which Licensor may have, Licensor may seek and obtain injunctive relief, without the necessity of posting bond (unless otherwise required by law).

     (b) Licensee shall prominently display on all Licensed Products, labels hangtags, packing material, and in all advertising and promotional materials using the Trademarks, such trademark and/or copyright notices as Licensor shall designate.

     (c) Licensee shall not identify itself as the owner of the Trademarks or any right or interest therein except as a licensee. Licensee shall not use the Trademarks, or any similar mark, symbol or other designation, in connection with its own corporate or business name, as tradename, or in any similar manner. Licensee shall not apply for the registration of any of the Trademarks which is confusingly similar to the Trademarks anywhere in the world. Licensee agrees that all designwork created in connection with this Agreement shall be and remain the property of Licensor, and that it will not use any such designwork, or any similar designwork on any products bearing a trademark, brand, label or similar identification other than the Trademarks.

     (d) Licensee agrees that it will not attack or contest the validity or ownership of the Trademarks by Licensor.

     (e) Licensee shall promptly notify Licensor if any legal action is instituted against Licensee relating to Licensee's use of the Trademarks. Licensee shall also promptly notify Licensor of any counterfeiting or other infringement of the Trademarks, or any diversion of the Licensed Products from the approved channels of distribution, of which Licensee becomes aware. Licensor shall have the right, but not the obligation, to institute legal action or take any other actions which it deems necessary to protect its interest in the Trademarks, and Licensee shall fully cooperate with Licensor in any such action, provided that any out-of-pocket expenses of Licensee incurred in connection therewith are paid or reimbursed by Licensor. Any monetary recovery resulting from any such action shall belong solely to Licensor. If Licensor declines to institute or continue any legal action, Licensee may, with the consent of Licensor, which will not be unreasonably withheld, institute or continue same in its name, at its sole expense, in which event any monetary recovery resulting therefrom shall belong solely to Licensee.

     (f) Licensee shall reasonably cooperate with Licensor to prevent unlawful use of the Trademarks, including counterfeiting, and to prevent diversion of Licensed Products outside of the Territory and/or approved distribution channels.

     (g) Licensee shall not take any action which damages the reputation of Licensor or which reflects negatively upon Licensor, the Trademarks or the Licensed Products.

     9. TERMINATION.
        -----------

     (a) No Cure Period. In addition to any other termination rights which
         --------------
Licensor has under this Agreement, Licensor shall have the right to terminate this License Agreement by giving written notice to Licensee, if Licensee (i) manufactures, sells, distributes, advertises, or promotes any Licensed Products without having obtained all required approvals of Licensor as provided herein;
(ii) asserts any ownership or proprietary interest in the Trademarks, or contests Licensor's ownership rights therein; (iii) breaches any of the provisions of this Agreement prohibiting Licensee from assigning, transferring or sublicensing this Agreement or any of its rights or obligations hereunder;
(iv) or any guarantor of Licensee's obligations hereunder files a voluntary petition under the Federal Bankruptcy Code, or is subject to the filing of an involuntary petition under the Federal Bankruptcy Code which is not dismissed within thirty (30) days, or is declared insolvent, or makes an assignment for the benefit of creditors, or dissolves, is liquidated or otherwise discontinues its business, or suffers a custodian, trustee or receiver to be appointed for it or for it's business, which is not released or discharged within thirty (30) days, or if substantially all of its assets or Licensee's interest in this Agreement is subjected to any writ of attachment, execution, garnishment or other legal process which is not released within thirty (30) days; (v) fails to begin distributing substantial quantities of Licensed Products by the Initial Marketing Date set forth in the Basic Provisions; or
(vi) sells or distributes any Licensed Products outside of the Territory or outside of the approved distribution channels set forth in the Basic Provisions.

     (b) Cure Period. This Agreement shall automatically terminate ten (10) days
         -----------
after written notice by Licensor to Licensee of any breach or default by Licensee in the performance of its obligations under this Agreement (other than those set forth in subparagraph (a) unless such breach or default is cured within such ten (10) day period; provided that if the nature of the breach or default is such that it cannot reasonably be cured within such ten (10) day period, then Licensee shall have an additional thirty (30) days to cure same if Licensee commences the cure within the ten (10) day period and diligently pursues same to completion. The additional thirty (30) day cure period shall not apply to the breach or default by Licensee in the payment of Royalties or any other monetary sums hereunder.

     (c) Rights Upon Termination. Subject to the rights of Licensor to purchase
         -----------------------
Licensee's inventory, as set forth below, upon termination (but not upon expiration of the Term) of this Agreement, Licensee shall have the right to sell inventory remaining on the date of termination, provided that: (i) a detailed schedule of the inventory remaining on the date of termination and its location is provided to Licensor within fifteen (15) days after the date of termination;
(ii) all such sales shall be duly accounted for and shall be subject to all provisions of this Agreement, including, but not limited to, the furnishing of Statements of Royalties and the payment of Royalties; (iii) all such inventory is disposed of within ninety (90) days after the date of termination; and (iv) no defective or unapproved Licensed Products may be sold. Licensee shall immediately cease the manufacture of all Licensed Products on the date of termination, except that any work-in-process may be completed at Licensee's option, to fill orders taken prior to the date of termination, and such work-in-process will be considered inventory for the purposes of this Paragraph. Licensor shall have the option (but not the obligation) to purchase all or any portion of the inventory of Licensed Products and/or raw materials remaining upon termination (other than inventory necessary to fill existing orders) at Licensee's actual cost of labor and materials. Licensor shall notify Licensee within fifteen (15) days after receipt of the list of inventory required by this Paragraph of its exercise of this option to purchase. Any Licensed Products which are not disposed of in accordance with this Paragraph shall, immediately upon expiration of the sell-off period, be turned over to Licensor, at no cost to Licensor.

     (d) At any time during the three (3) months preceding the expiration of the Term (provided that Licensor has not duly exercised an option to renew), Licensor or any new Licensee shall have the right to promote, advertise and take orders for the Licensed Products.

     (e) Any termination of this Agreement resulting from a breach or default by Licensee shall not relieve Licensee from any obligations which accrued prior to the date of termination or from the continuing obligation to pay GMR for the balance of the Term. Notwithstanding the foregoing, the parties acknowledge that the breach by Licensee of this Agreement would cause substantial damages to Licensor, including, but not limited to, loss of "presence" in the marketplace while a successor or replacement Licensee is located, and that the extent of such damages would be difficult and impractical to ascertain. Accordingly, it is agreed that if Licensor terminates this Agreement as a result of Licensee's breach, then Licensor shall be entitled to recover from Licensee, as liquidated damages (in lieu of any recovery for royalties or payments of GMR but not in limitation of any other remedies which Licensor may have as a result of such breach) an amount equal to the greater of
(i) twelve (12) times the monthly GMR applicable on the date of termination; or
(ii) twelve (12) times the highest actual Royalties earned during any of the six
(6) months immediately preceding the month in which the Agreement is terminated. The parties agree that under the circumstances existing on the date of this Agreement the foregoing sum is a fair and reasonable estimate of Licensor's damages resulting from Licensee's breach and that this sum is intended to qualify as liquidated damages pursuant to California Civil Code ss.1671.


     10. INDEMNIFICATION AND INSURANCE.
         -----------------------------

     (a) Licensee agrees to indemnify, defend and hold Licensor and its shareholders, officers, directors, parents, subsidiaries and agents free and harmless from and against any and all claims, demands, actions, causes of action, lawsuits, judgments, costs, expenses and other liabilities of every nature, including attorneys' fees, arising from (i) Licensee's manufacture, sale, distribution, advertising or promotion of the Licensed Products including, without limitation, any product liability claims or any chargebacks or credits claimed by any customer, vendor, factor or creditor of Licensee, and (ii) the breach or inaccuracy of any of Licensee's warranties or representations contained in this Agreement. Licensor agrees to indemnify, defend and hold Licensee and its shareholders, officers, directors, parents, subsidiaries and agents free and harmless from and against any and all claims, demands, actions, causes of action, lawsuits, judgments, costs, expenses and other liabilities of every nature, including attorneys' fees, arising from the breach or inaccuracy of any of Licensor's representations or warranties contained in this Agreement. The foregoing indemnification provisions shall survive the termination of this Agreement.

     (b) Licensee shall obtain and maintain at its sole cost and expense throughout the Term standard product liability insurance from a reputable licensed insurance company reasonably acceptable to Licensor, naming Licensor as additional insured, which policy shall provide protection against any and all claims for injuries or property damage arising out of defects in the Licensed Products. The minimum amount of coverage shall be Three Million Dollars ($3,000,000.00) combined single limit for bodily injury and/or for property damage, plus a Two Million Dollar ($2,000,000.00) umbrella policy. The policy shall provide for ten (10) days notice to Licensor from the insurer in the event of any modification, cancellation or termination. Licensee agrees to furnish Licensor with a certificate of insurance naming Licensor as additional insured within ten (10) days after execution of this Agreement and upon each renewal of insurance coverage.


     11. REPRESENTATIONS AND WARRANTIES.
         ------------------------------

     (a) Representations of Licensee. Licensee represents as follows:
         ---------------------------

          (i) [If Licensee is a corporation] Licensee has been duly incorporated and organized and is validly existing in good standing under the laws of the jurisdiction in which it was incorporated.

               [If Licensee is a partnership] Licensee is a partnership (either general or limited, as described in the Basic Provisions) duly formed and existing under the laws of the jurisdiction in which it was formed.

          (ii) Licensee is duly qualified to do business in all jurisdictions within the Territory which require such qualification to conduct the business to be conducted by Licensee under this Agreement.

          (iii) Licensee has corporate (or partnership, as applicable) power and authority to enter into and perform this Agreement.

          (iv) This Agreement has been duly authorized by all necessary corporate (or partnership, as applicable) action on the part of Licensee and has been duly executed and delivered by Licensee.

          (v) Licensee has entered into no other agreement or contract, and is not subject to any order, decree or ruling, which would prohibit Licensee from performing its obligations under this Agreement.

          (vi) Licensee has adequate capital to finance the business contemplated by this Agreement and has adequate production resources to fulfill its obligations hereunder.

     (b) Representations of Licensor. Licensor represents as follows:
         ---------------------------

          (i) Licensor has been duly incorporated and organized and is validly existing in good standing under the laws of the State of Nevada.

          (ii) Licensor has Corporate power and authority to enter into and perform this Agreement.

          (iii) This Agreement has been duly authorized by all necessary corporate action on the part of Licensor and has been duly executed and delivered by Licensor.

          (iv) Licensor is the lawful owner of the Trademarks and has the right, power and authority to grant the rights granted to Licensee hereunder.

          (v) Licensor has entered into no other agreement or contract and is not subject to any order, decree or ruling, which would prohibit Licensor from performing its obligations under this Agreement.

     12. OPTIONS TO EXTEND TERM. Licensee must exercise its options to extend
         ----------------------
the Term by delivering written notice thereof to Licensor not later than six (6) months prior to the expiration of the Term, or any extension of the Term. Notwithstanding anything herein to the contrary, Licensee shall have no right to exercise any option to extend the Term if (a) at the time of purported exercise of an option, Licensee is in default under this Agreement, or (b) during any Year of the Term, including any option period, Licensee received more than two notices of default from Licensor, regardless of whether such defaults were cured.

     13. SUBLICENSING AND ASSIGNMENT.
         ---------------------------

     (a) Licensee's rights under this Agreement may not be sublicensed without the prior written consent of Licensor, which consent may be granted or withheld in the sole and absolute discretion of Licensor. Approval of one sublicense shall not be deemed an approval of any other sublicense.

     (b) Licensee shall have no right or power to assign this Agreement, or any interest therein, nor may this Agreement or any interest therein be assignable by operation of law, or otherwise, without the prior written consent of Licensor, which may be granted or withheld in the sole and absolute discretion of Licensor. An assignment shall be deemed to have occurred in the event that fifty percent (50%) or more of the ownership interests (which means shares if Licensee is a corporation, or general partnership interests if Licensee is a partnership) of Licensee shall be sold or otherwise transferred to any person or entity who does not hold an ownership interest as of the date that this Agreement is executed.

     (c) Any assignment or sublicensing (or attempt to do either of the foregoing) by Licensee without the prior written consent of Licensor shall be null and void and of no force or effect and shall also constitute grounds for immediate termination as provided in Paragraph 9(a) of this Agreement. No approved assignment or sublicensing shall release Licensee from any of its obligations hereunder, unless a release of liability is expressly agreed upon in writing by Licensor.


     14. GENERAL PROVISIONS.
         ------------------

     (a) Disclaimer of Agency; Not a Franchise. This Agreement does not
         -------------------------------------
constitute either party the agent of the other, or create a partnership or joint venture between the parties, and neither Licensor nor Licensee shall have any power to obligate or bind the other in any manner whatsoever. This Agreement does not constitute a franchise.

     (b) Governmental Compliance. Licensee agrees to comply, at its own expense,
         -----------------------
with all laws, ordinances, rules, regulations, and other requirements of all governmental authorities and agencies having jurisdiction over Licensee relating to the manufacture, sale, distribution and advertising of the Licensed Products or any of Licensee's other activities pursuant to this Agreement. Licensee agrees that all Licensed Products shall be of good and merchantable quality, free from all defects, and free from any materials or substances which may be harmful or dangerous to human beings. Proof of compliance with the provisions of this Paragraph shall be furnished by Licensee to Licensor upon demand.

     (c) Notices. All notices required or permitted to be given pursuant to this
         -------
Agreement shall be in writing, and shall be delivered either personally, by overnight delivery service or by U.S. certified or registered mail, postage prepaid, return-receipt requested and addressed to the parties at their respective addresses as they appear below their respective signatures hereon. Notices may also be given by facsimile transmission to the facsimile telephone numbers which appear below the parties' respective signatures hereon, provided that a copy of the notice is also sent by one of the other above-described methods of service. The parties may change their addresses or facsimile telephone numbers for notice by giving notice of such change in accordance with this Paragraph. Notices sent by overnight delivery service shall be deemed received on the business day following the date of deposit with the delivery service. Mailed notices shall be deemed received upon the earlier of the date of delivery shown on the return-receipt, or the second business day after the date of mailing. Notices sent by facsimile transmission shall be deemed served on the date of transmission, provided that is during regular business hours, otherwise on the next business day.

     (d) Construction; Jurisdiction. This Agreement has been executed in and is
         --------------------------
to be performed in the State of California, and this Agreement shall be interpreted in accordance with the laws of the State of California. The parties hereby submit to the jurisdiction of all state and federal courts in the State of California, County of Los Angeles.

     (e) Benefit. This Agreement shall be binding upon and inure to the benefit
         -------
of the parties hereto, and their respective heirs, assigns, successors-in-interest, and legal representatives, subject to the restrictions on assignment set forth herein.

     (f) Amendments. This Agreement may not be amended, modified or altered
         ----------
except by a written instrument executed by all parties hereto.

     (g) Entire Agreement. Neither of the parties has made any representations,
         ----------------
warranties, covenants or promises relating to the subject matter of this Agreement except as set forth herein, and any prior agreements or understandings not specifically set forth herein shall be of no force or effect. This Agreement constitutes the entire agreement of the parties relative to the subject matter hereof.

     (h) Invalidity. If any provision of this Agreement is declared by a court
         ----------
of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall nevertheless be given full force and effect.

     (i) Captions and Exhibits. Captions are for convenience only and shall not
         ---------------------
be considered in interpreting any of the provisions hereof. All exhibits and addenda attached hereto are incorporated herein by reference.

     (j) Gender; Number. As used herein, the masculine, feminine or neuter
         --------------
gender, and the singular or plural number, shall each be deemed to include the others whenever the context so indicates.

     (k) Attorneys' Fees. Should either party be required to bring legal action
         ---------------
(including arbitration) to enforce its rights under this Agreement, the prevailing party in said action shall be entitled to recover from the losing party its reasonable attorneys' fees and costs in addition to any other relief to which he is entitled. Such recovery of attorneys' fees shall include any attorneys' fees incurred in connection with any bankruptcy or reorganization proceeding, including stay litigation. The parties further agree that any attorneys' fees incurred in enforcing any judgment are recoverable as a separate item, and that this provision is intended to be severable from the other provisions of this Agreement, shall survive the judgment, and is not to be deemed merged into the judgment. Licensee also agrees to reimburse Licensor in the sum of Three Hundred Dollars ($300) for attorneys' fees incurred in connection with the sending of any notice of breach or default, whether or not such breach or default is cured.

     (l) Arbitration. Any controversy or claim arising out of or relating to
         -----------
this Agreement, or breach thereof, shall be settled by binding arbitration in Los Angeles, California, in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, and judgment upon the award rendered by the arbitrator(s) may be entered in any court of competent jurisdiction. Notwithstanding the foregoing, nothing herein shall prohibit Licensor from applying to a court of competent jurisdiction for any appropriate injunctive relief. The cost of arbitration shall be borne by the losing party, or, if there is no losing party, as the arbitrator(s) shall determine.

     In any arbitration proceedings relative to this Agreement, or breach thereof, all parties shall have the right to take depositions and to obtain discovery regarding the subject matter of the arbitration pursuant to California Code of Civil Procedure Section 1283.05, or any successor statute.

     Service of any Petition to confirm or vacate the Arbitration award and Notice of Hearing thereon may be made by certified or registered mail, return-receipt requested, or by personal delivery.

     The arbitrator'(s) award may be limited to a statement that one party pay to the other a sum of money. The arbitrator(s) will not be deemed to exceed their powers (per California Code of Civil Procedure Sections 1286.2 or 1286.6) by committing an error of law or legal reasoning, it being agreed that the decision of the arbitrator(s) shall be final and unreviewable for error of law or legal reasoning of any kind.

     (m) Counterparts. This Agreement may be executed in one (1) or more
         ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one (1) and the same instrument.

     (n) Waiver. The failure of any party, at any time, to require timely
         ------
performance by any other party of any provision of this Agreement shall not affect such party's rights thereafter to enforce the same, nor shall the waiver by any party of any breach of any provision of this Agreement, whether or not agreed to in writing, be taken or held to be a waiver of the breach of any other provision or a waiver of any subsequent breach of the same provision of this Agreement. No extension of time for the performance of any obligation or act hereunder shall be deemed to be an extension of time for the performance of any other obligation or act hereunder.

     (o) Additional Acts. The parties agree to perform such further acts and to
         ---------------
execute, acknowledge and deliver such documents as may be necessary to effectuate the provisions of this Agreement.

     (p) Confidentiality. The parties agree that the provisions of this
         ---------------
Agreement shall be and remain confidential and shall not be disclosed by either party to any other person or entity, except (i) as may be required by court order or other legal process, or (ii) as may be required for the legitimate conduct of a party's business, such as a disclosure to a party's attorneys, accountants or other representatives, but only to the extent necessary for the foregoing purposes. Each of the parties shall take reasonable precautions to prevent any further disclosure by such party's employees and such party's representatives to whom disclosure is permitted pursuant to this Paragraph.

                          ADDENDUM TO LICENSE AGREEMENT
                          -----------------------------


     THIS ADDENDUM TO LICENSE AGREEMENT ("Addendum") is attached to and made a part of that certain License Agreement dated as of June 1, 1995 ("Agreement") between B.U.M. INTERNATIONAL, INC., a Nevada Corporation ("Licensor") and HAPPY KIDS LTD., a New York Corporation ("Licensee"). Capitalized terms used in this Addendum shall have the same meaning as set forth in the Agreement, unless otherwise provided herein. In the event of any conflict or inconsistency between the provisions of the Agreement and the provisions of this Addendum, the provisions of this Addendum shall control.

     1. Paragraph 1(b): The following language is hereby inserted at the end of
        --------------
the last sentence: "but not otherwise within the Territory."

     2. Paragraph 2(b): The Advance shall be applied against the monthly
        --------------
payments of GMR through December 31, 1995, and no additional payments of GMR shall be due or payable during that time period. The balance of the GMR payable for the first year of the Term *** shall be payable in twelve (12) consecutive equal monthly installments of *** commencing on January 1, 1996 and continuing thereafter on the first day of each succeeding calendar month through and including December 31, 1996.

     3. Paragraph 2(c): The words "(but not cash discounts)" in the second
        --------------
sentence is hereby deleted.

     4. Paragraph 2(d): The Statement of Royalties shall be due on the 20th day
        --------------
of each month during the Term. The word "reasonably" is hereby inserted before the word "designated" in the fourth line.

     5. Paragraph 2(e): The words "Concurrently with" in the first line are
        --------------
hereby deleted and replaced with the words "Within seven (7) days after the". The word "reasonably" is hereby inserted before the word acceptable in the second line.

     6. Paragraph 3: The following sentence is added at the end of the
        -----------
paragraph: "Notwithstanding the foregoing, Licensor shall not have the right to terminate the Agreement as a result of the failure of Licensee to meet the Minimum Net Sales Requirements during any Year if Licensee has (a) paid the full GMR for that Year, and (b) Licensee has generated Net Sales equal to at least eighty percent (80%) of the Minimum Net Sales Requirements."

     7. Paragraph 4(a): Licensor's inspection and audit rights shall be
        --------------
exercised no more frequently than one (1) time each Year. The words "two percent (2%)" in the last sentence are hereby deleted and replaced with the words "five percent (5%)".

*** Confidential portion omitted and filed separately with the Securities and Exchange Commission.

     8. Paragraph 6(c): The words "eighty-five percent (85%)" are hereby deleted
        --------------
and replaced with the words "eighty percent (80%)".

     9. Paragraph 6(e): The entire Paragraph is hereby deleted and the following
        --------------
is inserted in its place: "Throughout the Term, Licensee shall maintain accurate and complete records containing the names and addresses of all facilities at which the Licensed Products are manufactured and stored. In the event that Licensor reasonably determines that just cause exists (i.e., as a result of counterfeiting or other Trademark infringement, diversion of the Licensed Products from the approved channels of distribution, quality control problems with the License Products, or similar circumstances) Licensee shall disclose as reasonably necessary the identity of such facilities to Licensor and shall cooperate with Licensor to arrange for access thereto by Licensor or its representatives for the limited purpose of remedying the problem. Any such information disclosed to Licensor by Licensee shall be treated as confidential.

     10. Paragraph 6(f): The entire Paragraph is hereby deleted and the
         --------------
following is inserted in its place: "Licensee shall not manufacture, sell or distribute any other products which are directly competitive with the Licensed Products. Within ten (10) days of receipt of notice from Licensor that Licensor has determined that any products being manufactured, sold or distributed by Licensee are, in Licensor's reasonable opinion, directly competitive with the Licensed Products, Licensee shall immediately discontinue the manufacture, sale or distribution thereof. Without limiting the generality of the foregoing, Licensee agrees that it will not copy the designs of any Licensed Products or offer for sale any products which are substantially similar in design to the Licensed Products."

     11. Paragraph 6(i): The words "that bear any of the Trademarks" are hereby
         --------------
inserted after the word "merchandise" in the first line.

     12. Paragraph 6(j): The first sentence is hereby deleted and the following
         --------------
is inserted in its place: "Licensee agrees, upon request of Licensor, and subject to availability, to sell Licensed Products to Licensor Retail Stores, on standard trade terms, at the lower of (i) Licensee's wholesale line price less twenty-five percent (25%), or (ii) the lowest price at which Licensee has offered such Licensed Products for sale to independent retailers, other than as seconds, irregulars or close-outs.

     13. Paragraph 6(k): The words "all major" in the first sentence are hereby
         --------------
deleted and the words "the M.A.G.I.C." are hereby inserted in their place. The word "direct" is hereby inserted before the word "costs" in the second sentence. The following sentence is hereby added at the end of the Paragraph: "Licensee shall be permitted to participate in such trade show separately from Licensor, as long as it also participates jointly with Licensor".

     14. Paragraph 6(m): The following words are added at the end of the
         --------------
Paragraph: "which shall include, without limitation, its costs, pricing and sources of new materials and/or production".

     15. Paragraph 6(p): The following new Paragraph: 6(p) is added to the
         --------------
Agreement: "(p) Licensor shall make available to Licensee, upon request of Licensee, ideas, designs, and other information relative to the manufacture, sale and distribution of Licensed Products developed by Licensor or derived from other licensees of Licensor (domestic and international). Licensor makes no representations that any such ideas, designs or information will in fact be developed and nothing herein shall be deemed to require Licensor to create any designs for Licensee, such being the sole responsibility of Licensee."

     16. Paragraph 8(b): The word "reasonably" is hereby inserted before the
         --------------
word "designate".

     17. Paragraph 8(c): The following language is hereby added after the fourth
         --------------
sentence: "Licensor shall notify Licensee within thirty (30) days after being informed by Licensee of the institution of legal action against Licensee and/or of becoming aware of any counterfeiting or infringing of the Trademarks, as to whether Licensor will defend the legal action or institute its own action or take such other steps to protect the Trademarks."

     18. Paragraph 8(g): The following sentence is added at the end of the
         --------------
Paragraph: "Licensor shall not take any action which damages the reputation of Licensee or which reflects negatively upon the Licensee, the Trademarks or the Licensed Products."

     19. Paragraph 8(h): The following new Paragraph 8(h) is added to the
         --------------
Agreement "(h) In the event that Licensor changes the marketing direction of the Trademarks, including a material or substantive change in permitted retail outlets, Licensor shall endeavor to give Licensee reasonable advance notice of such change."

     20. Paragraph 9(a): The words "regularly and repeatedly" are hereby
         --------------
inserted before the word "manufactures" in the third line. The words "thirty
(30)", in both places where they appear in subparagraph (iv) only, are hereby replaced with the words "sixty (60)".

     21. Paragraph 9(b): The words "ten (10)", in all places which they appear,
         --------------
are hereby replaced with the words "thirty (30)".

     22. Paragraph 9(c): The words "(but not upon expiration of the Term)" in
         --------------
the second line are hereby deleted. The words "including, without limitation, work in process" are hereby added after the word "inventory" in the third line. The words "fifteen (15)" in the fifth line are hereby deleted and replaced with the words "thirty (30)". The words "ninety (90)" in the seventh line are hereby deleted and replaced with the words "one hundred eighty (180)". The words "or otherwise reasonably anticipated as of that date" are hereby inserted after the word "termination" in the eleventh line.

     23. Paragraph 9(e): The third sentence is hereby deleted and replaced with
         --------------
the following: "Accordingly, it is agreed that if Licensor terminates this Agreement as a result of Licensee's breach, beyond any applicable notice and/or cure period, then Licensor shall be entitled to recover from Licensee, as liquidated damages (in lieu of any recovery for future Royalties or payments of GMR, but not in limitation of any other remedies which Licensor may have as a result of such breach, including recovery of Royalties due through the termination date) the sum of Five Hundred Thousand Dollars ($500,000).

     24. Paragraph 9(f): The following new Paragraph 9(f) is hereby added to the
         --------------
Agreement: "Licensee may, at any time during the Term, terminate the Agreement by giving at least six (6) months advance notice to Licensor, accompanied by a "termination fee" in the amount of Five Hundred Thousand Dollars ($500,000). In such event, the Agreement shall terminate on the date set forth in the notice as if the

Term had expired on that date (it being understood that the provisions of Paragraph 9(c) shall apply in such event and Licensee shall remain liable for all Royalties due through the termination date)."

     25. Paragraph 12: The word "two" is hereby deleted and the word "four (4)
         ------------
is hereby inserted in its place.

     26. Paragraph 13(d): The following new Paragraph 13(d) is hereby added to
         ---------------
the Agreement: "Notwithstanding the foregoing, Licensee may, without Licensor's prior consent, enter into sublicenses and/or assign this Agreement to a parent or wholly-owned subsidiary of Licensee, or to an affiliate of Licensee which is owned by the current shareholders of Licensee (and/or their spouses and/or their children and/or any bona fide estate planning trust or similar device), provided that Licensee shall notify Licensor of each such sublicense and assignment, and provided further that such assignment or sublicense shall not release Licensee from liability under the Agreement."

     27. Paragraph 14(c): The word "second" in the next-to-last sentence is
         ---------------
hereby deleted and the word "third" is inserted in its place.

     28. Paragraph 14(o): The word "reasonably" is hereby inserted before the
         ---------------
word "necessary".

     29. Paragraph 14(q): The following new Paragraph 14(q) is hereby added to
         ---------------
the Agreement: "(q) Except as otherwise specifically provided herein, all consents or approvals required of Licensor pursuant to this Agreement, shall not be unreasonably withheld or delayed. If Licensor shall fail, for any reason, to disapprove in writing (with the reason(s) for such disapproval) within ten (10) business days after request for such consent or approval by Licensee (on forms specified by Licensor, when applicable); then, notwithstanding any provision herein requiring prior written approval, Licensor shall be deemed to have given written approval or consent to such request.

     30. Paragraph l4(r): The following new Paragraph 14(r) is hereby added to
         ---------------
the Agreement:

          "(i) Neither party hereby shall be liable to the other for delay in any performance or for the failure to render any performance under the Agreement when such delay or failure is by reason of any cause or causes beyond its reasonable control, including, without limitation, any present or future statute, law, ordinance, regulation, order, judgment or decree, government-imposed quota, act of God, earthquake, epidemic, explosion, lockout, boycott, strike, riot, war or armed conflict (whether or not there has been an official declaration of war or official statement as to the existence of a state of war), or act of a public enemy. The party claiming to be so effected shall give notice to the other party promptly after it learns of the occurrence of said event and of the adverse results thereof. Such notice shall set forth the nature and the extent of the event. The delay or failure shall not be excused unless such notice is so given.

          (ii) Anything to the contrary contained herein notwithstanding, the provisions of this Paragraph 14(r) shall not apply to Licensee's obligations to make any payment of Royalties (including payments of GMR) or any other monetary payments to Licensor required under the Agreement.

          (iii) Anything to the contrary contained herein notwithstanding, in the event that the circumstances under which Paragraph 14(r) shall apply shall occur, to wit, there should be a condition requiring reference to this "force majeure" provision, then, either party, on no less than sixty
     (60) days' prior written notice to the other, effective as of the end of nine (9) months from the commencement of the event of "force majeure", may terminate this Agreement, provided that within such notice period, the event of "force majeure" shall not have ended.

          (iv) Should there be an event of "force majeure", unless this Agreement is terminated pursuant to subparagraph (iii), then the particular Year during which such event occurs, and each subsequent Year shall be deemed automatically extended for the period of such "force majeure", and the Term shall be similarly extended for a like period.

     31. Licensee shall have a "right of first negotiation" with respect to extending this Agreement to include boys sizes 7-14 and girls sizes 8-20. Before Licensor offers any other person or entity (except for John M. Fulmer Co., which has already been granted a "right of first negotiation" by Licensor and which is prior and superior to Licensee's "right of first negotiation" granted herein) the right to enter into a license for such products, it will extend such offer to Licensee on the same terms and conditions. Licensee will have ten (10) days after receipt of such offer to accept or reject same, and if not accepted within such time period, then this "right of first recognition" shall terminate and Licensor shall be free to offer such license to any other person or entity as long as the terms and conditions are not materially more favorable to the offeree.

     32. Licensee shall reimburse Licensor for the reasonable expenses incurred for two (2) trips to New York each Year for Licensor's Vice President of Licensing (or comparable officer) to meet with Licensee and to verify that Licensee is performing its obligations under the Agreement. Such reimbursable costs include airfare (business class), lodging, local transportation, meals and incidental expenses, and shall be reimbursed by Licensee to Licensor within ten
(10) days after demand, accompanied by appropriate documentation.

     33. Licensor acknowledges that Licensee presently manufactures and distributes products for OP, Jordache, Disney, McKids and Byoboy, which may be similar in design to the Products to be manufactured and distributed under the Agreement, and Licensor agrees that Licensee may continue to manufacture and sell such products or similar products (including, without limitation, private label products) without being deemed to have violated the "non-competition" provisions (Paragraph 6(f)) of the Agreement.

     34. The Minimum Net Sales requirements shall be satisfied only if the Net Sales in the following categories are approximately equal to the specified percentages of total Net Sales:

       CATEGORY                            PERCENTAGE OF NET SALES
       --------                            -----------------------
     Infant/Newborn                                    ***
     Toddlers                                          ***
     Boys sizes 4-7/Girls sizes 4-6x                   ***

     35. Licensee agrees that it will, upon request, fully cooperate with Licensor's international licensees to allow such international licenses to utilize Licensee's overseas offices to supervise or facilitate production of Product.

     36. Licensor represents to Licensee that it has applied to the U.S. Patent and Trademark Office for registration of the Trademark "Mini B.U.M." (application Serial No. 74/341,509) but that as of this date said Trademark has not been registered. Licensor will use best efforts to effectuate the registration of said Trademark, but Licensor makes no guarantee to Licensee that said Trademark will be registered. Licensor shall have no liability to Licensee relating in any way to the inability of Licensor to obtain such registration.

     37. Licensee may offset any GMR or Royalty payments against any outstanding amounts then owed by Licensor to Licensee resulting from retail purchases by Licensor of Licensed Products from Licensee (based upon orders actually shipped by Licensee to Licensor). Licensor may credit against Royalties owing by Licensee to Licensor under this Agreement any amounts owned by Licensor to Licensee which result from retail purchases by Licensor of Licensed Products from Licensee.

     IN WITNESS WHEREOF, the parties have executed this Addendum on the date first above written.

"LICENSOR"                              "LICENSEE"

B.U.M. INTERNATIONAL, INC., a Nevada    HAPPY KIDS LTD., a New York Corporation
Corporation

By /s/ ILLEGIBLE                        By /s/ Jack M. Benun
   -------------------------------         ------------------------------------


Its                                        Jack M. Benun, President
   -------------------------------


*** Confidential portion omitted and filed separately with the Securities and Exchange Commission.

                      FIRST AMENDMENT TO LICENSE AGREEMENT
                      ------------------------------------


     THIS FIRST AMENDMENT TO LICENSE AGREEMENT ("Amendment") is made and entered into as of the 1st day of September, 1995, by and between B.U.M. INTERNATIONAL, INC., a Nevada Corporation ("Licensor") and HAPPY KIDS LTD., a New York Corporation ("Licensee").

                                    RECITALS
                                    --------

     A. Licensor and Licensee entered into a License Agreement ("Agreement") dated as of June 1, 1995 with respect to the manufacture, sale and distribution of certain items of apparel bearing the b.u.m. equipment(R), Li'L B.U.M.(R), Little B.U.M.(R), Baby B.U.M.(R) and Mini B.U.M.(TM) Trademarks.

     B. The parties desire to amend the Agreement as provided herein.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, the parties agree as follows:

     1. The definition of Trademarks is hereby amended to specifically include the federally registered Trademark "B.U.M. SPORT(R)" Registration No. 1,794,325.

     2. The definition of Licensed Products is hereby amended to include Girls apparel, sizes 7-14, excluding sleepwear, underwear, quilted and/or lined outerwear and accessories.

     3. There will be separate GMR and Minimum Net Sales Requirements for the Girls sizes 7-14 Product Category, as follows:

                                                    Minimum Net
         Year                 GMR               Sales Requirements
         ----                 ---               ------------------
          1                   ***                       ***
          2                   ***                       ***
          3                   ***                       ***
      4 (Option)              ***                       ***
      5 (Option)              ***                       ***
      6 (Option)              ***                       ***
      7 (Option)              ***                       ***
      8 (Option)              ***                       ***
      9 (Option)              ***                       ***

     The payments of GMR for the first Year shall commence as of September 1, 1995 *** subject to the provisions of Paragraph 5 of this Amendment.

     If Licensee fails to meet GMR or Minimum Net Sale Requirements for the Girls sizes 7-14 Product Category during any Year of the Term, then Licensor shall have the option to terminate said Product Category, but Licensor may not otherwise declare Licensee to be in default under the Agreement or to terminate the entire Agreement as a result of the failure of Licensee to meet the GMR or Minimum Net Sales Requirements for such Product Category. Nothing herein shall be deemed to restrict Licensor's rights under the Agreement if Licensee breaches any other provision of the Agreement with respect to the Girls sizes 7-14 Product Category. If Licensor exercises it option to terminate the Girls sizes 7-14 Product Category as provided above prior to the end of the Term, then Licensor shall be entitled to recover from Licensee, as

*** Confidential portion omitted and filed separately with the Securities and Exchange Commission.

liquidated damages, the sum of One Hundred Eighty Thousand Dollars ($180,000). If Licensor terminates the entire Agreement pursuant to Paragraph 9(e) of the Addendum to the License Agreement, then the amount of liquidated damages payable to Licensor by Licensee shall be Six Hundred Eighty Thousand Dollars ($680,000), instead of Five Hundred Thousand Dollars ($500,000).

     4. Notwithstanding the Minimum Net Sales Requirements for the Girls sizes 7-14 Product Category as set forth in Paragraph 3 of this Amendment, the Net Sales of Girls sizes 7-14 apparel bearing the "B.U.M. SPORT(R)" Trademark during each Year of the Term shall not be less than the following amounts:

         Year                        Minimum Net Sales
         ----                        -----------------
          1                             ***
          2                             ***
          3                             ***
      4 (Option)                        ***
      5 (Option)                        ***
      6 (Option)                        ***
      7 (Option)                        ***
      8 (Option)                        ***
      9 (Option)                        ***

     5. An additional Advance in the amount of *** shall be due in connection with this Amendment, payable *** upon execution hereof and the balance shall be paid not later than December 31, 1995. The additional Advance shall be applied against the Installments of GMR for the Girls sizes 7-14 Product Category due for the months of September 1995 through November, 1996 (with *** credited against the GMR due on December 1, 1996).

     6. In addition to the payment of Royalties, Licensee shall pay to Licensor an amount equal to *** of Licensee's Minimum Net Sales Requirements (for the entire Girls sizes 7-14 Product Category only) during each Year of the Term, to be used by Licensor for advertising and promotion of the Trademarks. Such fee shall be paid monthly concurrently with the payment of GMR.

     7. Capitalized terms used In this Amendment shall have the same meanings as set forth in the Agreement, unless specified otherwise herein.

     8. In all other respects, the Agreement shall remain in full force and effect as originally written.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

"LICENSOR"                                   "LICENSEE"


B.U.M.    INTERNATIONAL, INC., a Nevada      HAPPY KIDS LTD., a New York
Corporation                                  Corporation



By [ILLEGIBLE]                               By /s/ Jack M. Benun
   -----------------------------------          --------------------------------
Its                                             Jack M. Benun, President
    ----------------------------------


*** Confidential portion omitted and filed separately with the Securities and Exchange Commission.

                     SECOND AMENDMENT TO LICENSE AGREEMENT
                     -------------------------------------


          THIS SECOND AMENDMENT TO LICENSE AGREEMENT ("Amendment") is made and entered into as of the 1st day of October, 1997, by and between B.U.M. INTERNATIONAL, INC., a Nevada Corporation ("Licensor") and HAPPY KIDS LTD., a New York Corporation ("Licensee").

                                   RECITALS
                                   --------

          A. Licensor and Licensee entered into a License Agreement (as amended, the "Agreement") dated as of June 1, 1995 with respect to the manufacture, sale and distribution of certain items of apparel bearing the b.u.m. equipment(R), Li'L B.U.M.(R), Little BUM(R), Baby B.U.M.(R) and Mini B.U.M.(TM) Trademarks. The Agreement was amended by a First Amendment to License Agreement dated as of September 1, 1995 (the "First Amendment").

          B. The parties desire to further amend the Agreement as provided herein.

          NOW, THEREFORE, in consideration of the premises and the mutual covents set forth herein, the parties agree as follows:

          1. Concurrently herewith, Licensor and Licensee have entered into another License Agreement for boys (sizes 8-20) sportswear (the "Boys License Agreement"). It is agreed that any default under the Boys License Agreement, beyond any applicable notice, grace and/or cure period, shall be deemed a default under the Agreement. Notwithstanding the foregoing, if Licensee promptly pays the amount set forth in Paragraph 8(e) of the Boys License Agreement, as liquidated damages, the Agreement shall not be deemed to be in default. Further, if Licensee defaults hereunder but promptly pays the amount set forth in Paragraph 23 of the Addendum to the Agreement, as modified by Paragraph 3 of the First Amendment, as liquidated damages, the Boys License Agreement shall not be deemed to be in default.

         2. In the event that the Minimum Net Sales Requirements under both the Agreement and the Boys License Agreement are equalled or exceeded during any Year, then for that Year, the Royalty Rate applicable to such excess Net Sales shall be as follows: *** of Net Sales in excess of the cumulative Minimum Net Sales Requirements of both the Agreement and the Boys License Agreement and up to *** of cumulative Net Sales, plus *** of Net Sales in excess of *** of cumulative Net Sales.

          3. Licensee is hereby granted a third option to extend the term of the Agreement for a period of three (3) Years (from January 1, 2005 through December 31, 2007). The GMR and Minimum Net Sales Requirements during the third option period shall be as follows:

                          Newborns, Infants, Toddlers
                    Boys (Sizes 4-7) and Girls (Sizes 4-6x)
                    ---------------------------------------

            Year                 GMR              Minimum Net Sales
            ----                 ---              -----------------
    10 (option period)           ***                    ***
    11 (option period)           ***                    ***
    12 (option period)           ***                    ***

*** Confidential portion omitted and filed separately with the Securities and Exchange Commission.

                              Girls (Sizes 7-14)
                              ------------------


                                                                    Minimum Net Sales
   Year                       GMR            Minimum Net Sales     (B.U.M. SPORT Only)
   ----                       ---            -----------------     -------------------
10 (option period)            ***                  ***                  ***
11 (option period)            ***                  ***                  ***
12 (option period)            ***                  ***                  ***



               4. The effectiveness of this Amendment is conditioned upon Licensee concurrently executing the Boys License Agreement.

               5. Capitalized terms used in this Amendment shall have the same meanings as set forth in the Agreement, unless specified otherwise herein.

               6. In all other respects, the Agreement, as amended by the First Amendment, shall remain in full force and effect as originally written.

               IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

"LICENSOR"                               "LICENSEE"

B.U.M. INTERNATIONAL, INC., a Nevada     HAPPY KIDS LTD., a New York Corporation
Corporation


By /s/ [ILLEGIBLE SIGNATURE]             By /s/ Jack M. Bernum
  ----------------------------             -----------------------------
Its Chairman CEO                           Jack M. Bernum, President
   ---------------------------


*** Confidential portion omitted and filed separately with the Securities and Exchange Commission.

                                HAPPY KIDS LTD.
                       100 WEST 33RD STREET, SUITE 1100
                           NEW YORK, NEW YORK  10011

                                        As of October 1, 1997

VIA FACSIMILE (212) 764-7925
----------------------------

B.U.M. International, Inc.
1114 Avenue of the Americas
30th Floor
New York, New York  10036

                Re: License Agreement Dated as of June 1, 1995 as heretofore amended (the "Existing License
                     Agreement")
                     ---------------------------------------------

Gentlemen:

        In connection with the grant of a certain new license agreement dated as of the date above written relative to boys (sizes 8-20) sportswear excluding underwear, hosiery, swimwear or jeanswear. This is to confirm that in consideration of and subject to B.U.M. International, Inc. countersigning the second amendment license agreement and signing the new Boys License Agreement, Happy Kids Ltd. as licensee, exercises the first option to renew the term of the existing license agreement for the period January 1, 1999 through December 31, 2001.

        Thank you for your cooperation.


                                        Very truly yours,

                                        HAPPY KIDS LTD.



                                By: /s/ Jack M. Benum
                                    ----------------------------
                                        Jack M. Benum, President

cc:  Larry Jacobs, Esq.
     Bruce R. Greene, Esq.